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                                                                     EXHIBIT 4.3



                              CERTIFICATE OF TRUST

                                       OF

                        PEOPLES HERITAGE CAPITAL TRUST I


         THIS Certificate of Trust of Peoples Heritage Capital Trust I (the "Trust"), dated as of January 24, 1997, is being executed and filed by the undersigned, as trustees, to form a business trust under the Delaware Business Trust Act (12 Del.C. Section 3801, et seq.).

         1. Name. The name of the business trust formed hereby is Peoples Heritage Capital Trust I.

         2. Delaware Trustee. The name and business address of the trustee of the Trust with a principal place of business in the State of Delaware are The Bank of New York (Delaware), White Clay Center, Route 273, Newark, Delaware 19711.

         3. Effective Date. This Certificate of Trust shall be effective upon filing.

         IN WITNESS WHEREOF, the undersigned, being the trustees of the Trust, have executed this Certificate of Trust as of the date first-above written.

                   THE BANK OF NEW YORK (DELAWARE), not in
                   its individual capacity but solely as trustee of the Trust



                   /s/ Frederick W. Clark
                   -------------------------------------------------------------
                   Name:  Frederick W. Clark
                   Title:  Authorized Signatory


                   PETER J. VERRILL, not in his individual capacity but solely as trustee of the Trust


                   /s/ Peter J. Verrill
                   -------------------------------------------------------------